Exhibit T3A.4

State of Delaware

Office of the Secretary of State

I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF “CBL & ASSOCIATES MANAGEMENT, INC.” FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 1993, AT 1 O’CLOCK P.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

* *  *  *  *  *  *  *  *  *

William T. Quillen, Secretary of State
	AUTHENTICATION:	* 4126467
723305055	DATE:	11/01/1993

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBL & ASSOCIATES MANAGEMENT, INC.

CBL & Associates Management, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.      The name of the corporation (which is hereafter referred to as the “Corporation”) is “CBL & Associates Management, Inc.”

2.      The original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 9, 1993 under the name “CBL & Associates Management, Inc.”

3.      The Corporation has not received any payment for any of its stock. This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 241 and 245 of the General Corporation Law of the State of Delaware.

4.      The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) shall be CBL & Associates Management, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

A.            Classes and Number of Shares.

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares, consisting of (i) Fifty Thousand (50,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) Fifty Thousand (50,000) shares of common stock, par value $0.01 per share (the “Common Stock”).

B.            Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)          The designation of the series, which may be by distinguishing number, letter or title.

(ii)          The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)        Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(iv)        Dates at which dividends, if any, shall be payable.

(v)        The redemption rights and price or prices, if any, for shares of the series.

(vi)         The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)       The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii)      Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(ix)        Restrictions on the issuance of shares of the same series or of any other class or series.

(x)          The voting rights, if any, of the holders of shares of the series.

C.             Common Stock.

(1)          Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(2)          Dividend Rights. The holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

(3)          Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock, as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

(4)           Voting Rights. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of §279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VII

(a)      Election of directors need not be by written ballot.

(b)     At least a majority of the directors shall be Independent. An individual shall be deemed to be “Independent” hereunder if such individual (i) is not an Affiliate of CBL & Associates, Inc., CBL & Associates Limited Partnership or CBL & Associates Properties, Inc. or any of their successors and is not an employee of the Corporation or of CBL & Associates, Inc., CBL & Associates Limited Partnership or CBL & Associates Properties, Inc. or any of their successors or of any Affiliate of the Corporation or of any Affiliate of CBL & Associates, Inc., CBL & Associates Limited Partnership or CBL & Associates Properties,

Inc. or any of their successors, provided, however, that no Person shall be deemed not to qualify as an Independent director solely because such Person is a director of both the Corporation and CBL & Associates Properties, Inc. and (ii) with reference to any particular transaction, is not an interested director within the meaning of Section 144 of the GCL. An “Affiliate” shall mean, as to any individual, corporation, partnership, trust or other association, any person (i) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or director thereof or of any person which controls, is controlled by, or is under common control with such corporation, partnership, trust or other association or (iii) which controls, is controlled by or is under common control with such corporation, partnership, trust or other association.

ARTICLE VIII

Each person who is or was or who agrees to become a director or officer of the Corporation, or each such person who is or was serving or who agrees to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE IX

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Executive Vice President-Finance and Chief Financial Officer and attested to by one of its Assistant Secretaries and caused its corporate seal to be hereunto affixed, this 1st day of November, 1993.

CBL & ASSOCIATES MANAGEMENT, INC.

By:
John N. Foy
Executive Vice President–Finance and Chief Financial Officer

Attest:
Jeffery V. Curry
Assistant Secretary